F O R  I M M E D I A T E  R E L E A S E


CONTACT:          Barry Susson                    Tom Ryan
--------
                  Chief Financial Officer         (203) 222-9013
                  (215) 676-6000 x362
                                          OR
OF:               Deb Shops, Inc.                 Integrated Corporate Relations
---
                  9401 Blue Grass Road            24 Post Road East
                  Philadelphia, PA  19114         Westport, CT  06880

--------------------------------------------------------------------------------

         DEB SHOPS, INC. REPORTS JULY, SECOND QUARTER AND YEAR-TO-DATE SALES

Philadelphia - August 7, 2003 - Deb Shops, Inc. (Nasdaq: DEBS) today reported that comparable store sales decreased 9.8% for the month ended July 31, 2003. Total sales decreased 5.7% to $22.6 million from $23.9 million for the month ended July 31, 2002. For the quarter ended July 31, 2003 comparable store sales decreased 9.2% and total sales decreased 5.0% to $72.8 million from $76.7 million for the prior year quarter. During the six-month period ended July 31, 2003, comparable store sales decreased 11.3% and total sales decreased 7.0% to $142.8 million from $153.6 million for the prior year period

The Company reports financial results on the calendar month, therefore, differences in timing will occur when comparing Deb Shops' results to those of retailers reporting on a 4-5-4 calendar.

For the remainder of fiscal year 2004, Deb Shops, Inc. will report monthly sales according to the following calendar:

Month End                                  Reporting Date
---------                                  --------------
August 2003                                September 4, 2003
September 2003                             October 2, 2003*
October 2003                               November 6, 2003
November 2003                              December 4, 2003
December 2003                              January 8, 2004

*Denotes dates that differ from reporting dates under the 4-5-4 calendar.

As previously announced, effective with the issuance of this press release, Deb Shops, Inc. has discontinued the practice of faxing press releases to its investor relations distribution list. As of this date, all correspondence will be in email format only.

To be included on Deb Shops email distribution list, please send an email to bsusson@debshops.com. In the message, please include your name, company affiliation, mailing address and phone and fax numbers and you will receive the next press release via email. Individuals who have received this press release electronically do not need to resubmit their contact information.

Deb Shops, Inc. is a national specialty retailer of fashionable apparel, shoes and accessories for juniors in both regular and plus sizes. The Company operates 331 specialty apparel stores in 41 states under the DEB, DEB PLUS and Tops `N Bottoms names.

The Company has made in this report, and from time to time may otherwise make, "forward-looking statements" (as that term is defined under federal securities laws) concerning the Company's future operations, performance, profitability, revenues, expenses and financial condition. This report includes, in particular, forward-looking statements regarding expectations of future performance, store openings and closings and other matters. Such forward-looking statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors. Such factors may include, but are not limited to, the Company's ability to improve or maintain sales and margins, respond to changes in fashion, find suitable retail locations and attract and retain key management personnel. Such factors may also include other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
                                           ###